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                                                               Exhibit 10(viii)


                      THE AMERICAN STANDARD COMPANIES INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                    (AMENDED AND RESTATED AS OF JULY 1, 2002)


                                   SECTION 1.

                           PURPOSE AND EFFECTIVE DATE

     The purpose of the American Standard Companies Inc. Employee Stock Purchase Plan is to encourage and facilitate stock ownership by Employees by providing a continued opportunity to purchase Common Stock on attractive terms, generally through voluntary after-tax payroll deductions. The Company intends that the Employee Stock Purchase Plan include a Code Section 423 plan (a "423 Plan"), such that the right to purchase Common Stock granted under the 423 Plan will be considered an "employee stock purchase plan" as that term is defined in Section 423 of the Code, but the Company makes no undertaking or representation that such qualification will be maintained. In addition, the Company intends that the Employee Stock Purchase Plan permit the grant of Options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Plan Administrator designed to achieve desired tax or other objectives outside the United States (the "Non-423 Plan"). The term "Plan" used herein applies to both the 423 Plan and the Non-423 Plan unless otherwise stated. The amended and restated Plan shall become effective as of July 1, 2002.

                                   SECTION 2.

                                   DEFINITIONS

     2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

     a.   "Board" means the Board of Directors of the Company.

     b.   "Code" means the Internal Revenue Code of 1986, as amended.

     c. "Common Stock" means the common stock, par value $.01 per share, of the Company.

     d. "Company" means American Standard Companies Inc., a Delaware corporation.

     e.   "Compensation" means base pay, commissions, short-term incentive


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          compensation and other similar payments, but excludes any portion of such amounts which are deferred or are not benefits eligible under the plans or policies of an Employee's Employer.

     f. "Custodian" means Smith Barney Inc. or such other entity appointed by the Plan Administrator.

     g. "Date of Exercise" means the last trading day of each calendar quarter during the period commencing on the Effective Date and ending on the last day of the term of the Plan.

     h. "Date of Grant" means the date upon which an Option is granted, as set forth in Section 5.3.

     i. "Employee" means an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by an Employer, as reflected on the applicable payroll records for the relevant period; Employees shall not include independent contractors, leased employees, or employees of a third party under an agency agreement.

     j. "Employer" means the Company or a Subsidiary Corporation whose employees are expressly designated by the Plan Administrator as eligible to participate in the Plan.

     k. "Fair Market Value" means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading price of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

     l. "Individual Account" means a separate account maintained by the Custodian for each participating Employee.

     m. "Nonqualified Leave" means an unpaid leave of absence that exceeds 90 days and does not meet the requirements of Treasury Regulation Section
          1.421 7(h)(2). Such Nonqualified Leave shall be deemed to commence on the ninety-first day of such unpaid leave of absence.


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     n.   "Option" means an option granted under Section 5 to a participating
          Employee to purchase shares of Common Stock.

     o.   "Option Period" has the meaning set forth in Section 5.3.

     p.   "Option Price" has the meaning set forth in Section 5.7.

     q. "Payroll Contributions" means an Employee's after-tax contributions of Compensation by payroll deduction pursuant to Section 5.5.

     r. "Plan Administrator" means the Savings Plan Board of the Company or its delegate.

     s. "Plan Year" means a period of twelve months commencing on January 1 and ending on the next December 31.

     t. "Subsidiary Corporation" means any present or future corporation (i) in which the Company holds, directly or indirectly, at least a 50 % ownership interest, and (ii) that is designated as a participant in the Plan by the Plan Administrator.

     u. "Terminating Event" means a participating Employee's termination of employment for any reason, including death or retirement, such Employee's commencement of Nonqualified Leave, or any other event which causes such Employee to no longer meet the requirements of
          Section 4. Whether a Terminating Event has occurred shall be determined by the Plan Administrator.


                                   SECTION 3.

                                 ADMINISTRATION

     The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to make rules and regulations for the administration of the Plan (including but not limited to providing special rules, procedures or sub-plans relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures), and to make all other determinations necessary or advisable for administering the Plan; its determinations on the foregoing shall be final and conclusive. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, withholding procedures and handling of stock certificates which


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vary with local requirements. The Plan Administrator may adopt rules, procedures or sub-plans designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 5.1 and the shareholder approval provisions of
Section 8.4, but unless otherwise superseded by the terms of such sub-plans, the provisions of the Plan shall govern the operation of the sub-plan. To the extent inconsistent with the requirements of Section 423 of the Code, such sub-plans shall be considered part of the Non-423 Plan, and Options granted thereunder shall not be considered to comply with Code Section 423. The Plan Administrator may delegate responsibility for the day to day operation and administration of the Plan to any officer or employee or group of officers or employees of the Company.

                                   SECTION 4.

                                   ELIGIBILITY


     4.1. GENERAL RULE. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.


     4.2. EXCLUSIONS. Notwithstanding the provisions of Section 4.1, any Employee (i) whose customary employment is 20 hours or less per week, (ii) whose customary employment is for a period of 5 months or less in any calendar year,
(iii) who is on Nonqualified Leave or (iv) who, immediately after an Option is granted, owns stock and/or holds outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation, shall not be eligible to participate in the Plan (for purposes of this paragraph, the rules of Section 424(d) of the Code and Section 1.423-2(d) of the Treasury Regulations thereunder shall apply in determining stock ownership of any Employee) unless the Plan Administrator determines it advisable that such Employee be given the right to participate based on local law or regulations outside the United States. The Plan Administrator may also determine that a designated group of highly compensated individuals (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan.


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                                   SECTION 5.

                            QUALIFIED STOCK PURCHASES

     5.1 STOCK TO BE ISSUED. Subject to the provisions of Section 8.3, the number of shares of Common Stock issuable pursuant to Options under the Plan shall not exceed 1,500,000. The shares to be delivered pursuant to Options under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock, not reserved for any other purpose.

     5.2. SHAREHOLDER APPROVAL. The Plan shall become effective on the Effective Date having been approved by a majority of the votes cast at a duly held stockholders' meeting on May 1, 1997 at which a quorum representing a majority of all outstanding voting stock of the Company was, either in person or by proxy, present and voting on the Plan.

     5.3. GRANT OF OPTIONS. Subject to Section 5.2, on and after the Effective Date and for so long as the Plan remains in effect, the Company may offer Options under the Plan to all participating Employees. Options may be granted quarterly on January 1, April 1, July 1 and October 1 of each Plan Year (or on such other date or dates as shall be determined by the Plan Administrator) (the "Date of Grant"). The term of each Option shall end on the last day of the calendar quarter in which the Option is granted (or on such earlier or later date as shall be determined by the Plan Administrator, but in no event later than the last day of the sixtieth calendar month beginning after the Date of Grant) (the "Option Period"). The number of shares of Common Stock subject to each Option shall be the lesser of (i) the quotient of (A) the Payroll Contributions authorized by each participating Employee in accordance with
Section 5.5 for the term of the Option divided by (B) the Option Price for each share of Common Stock purchased pursuant to such Option, including any fractional amount of such Option Price, or (ii) such maximum number of shares as may be established by the Plan Administrator. A participating Employee shall have no interest in the Common Stock covered by the Options until the related shares are purchased in accordance with Section 5.6 herein and are credited to the Employee's Individual Account.

     5.4. PARTICIPATION. An Employee who meets the requirements of Section 4 may register to participate in the Plan by completing and forwarding an enrollment form to the Plan Administrator or its designee, or satisfying such other conditions as the Plan Administrator shall establish from time to time. Eligible Employees who elect to participate in the Plan shall


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authorize a payroll deduction from the Employee's Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective as of the first Date of Grant, or such other date as the Plan Administrator may determine, commencing as soon as practicable after receipt of the enrollment form by the Plan Administrator or its designee.

     5.5 PAYROLL CONTRIBUTIONS. There shall be an Individual Account for each participating Employee to which shall be credited the number of full or fractional shares of Common Stock that are purchased by such Employee through Payroll Contributions, pursuant to the terms of the Plan. An Employee may authorize Payroll Contributions in terms of whole number percentages of the Compensation that the Employee receives during each payroll period; PROVIDED THAT no Employee shall be permitted to purchase Common Stock pursuant to Options under the Plan or under any other employee stock purchase plan of the Company or any subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value (determined at the time the Option is granted) for each calendar year in which such Option granted to such Employee is outstanding at any time. In the event of a participating Employee's Terminating Event, (i) no further Payroll Contributions by such Employee shall be permitted and (ii) the Employee's unexercised Options shall terminate. All Employee contributions under the Plan shall be through Payroll Contributions. No interest shall be paid or allowed on any money paid into the Plan or credited to the Individual Account of any Employee, except as may be required by applicable law.

     5.6. EXERCISE OF OPTIONS. Each participating Employee automatically and without any act on his part will be deemed to have exercised his Option on each Date of Exercise to the extent that the Payroll Contributions credited to his account are sufficient to purchase at the Option Price shares of Common Stock, including fractional shares. As soon as practicable after the Date of Exercise, the shares purchased upon exercise of an Employee's Option shall be credited to such Employee's Individual Account by the Custodian. Custodian.

     5.7. OPTION PRICE. The price per share of Common Stock to be paid upon the exercise of Options hereunder (the "Option Price") shall be an amount equal to 85% (or such greater percentage as the Board or its designee may authorize) of the Fair Market Value of a share of Common Stock On the Date of Exercise.

     5.8 HOLDING PERIOD. Any shares of Common Stock acquired pursuant to the exercise of an Option shall be held and not sold for one year following the Date of Exercise (the "Holding


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Period"), and shall be subject to such restrictions on
withdrawals and transfers as described herein. Notwithstanding the foregoing, the Plan Administrator may, at its discretion, waive the Holding Period and its associated restrictions in the event of a participating Employee's Terminating Event.

     5.9. CANCELED, TERMINATED OR FORFEITED OPTIONS. Any shares of Common Stock subject to an Option, which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock, shall again be available for Options under the Plan.

                                   SECTION 6.

                DEDUCTION CHANGES; WITHDRAWALS AND DISTRIBUTIONS

     6.1. DEDUCTION CHANGES. Subject to Section 5.5, a participating Employee may increase or decrease his Payroll Contributions, effective as of the first Date of Grant, (or such earlier date as the Plan Administrator shall determine) commencing as soon as practicable after the receipt of proper notice of such change by the Plan Administrator or its designee. If an Employee suspends his Payroll Contributions at any time prior to a Terminating Event, any cash balance then held for his account shall automatically be distributed to such Employee as soon as practicable after the effective date of such suspension, and the Employee will not again participate in the Plan until such time as the Employee completes a new enrollment form.

     6.2. WITHDRAWALS AND DISTRIBUTIONS. A participating Employee may at any time (subject to such notice requirements as the Plan Administrator may from time to time prescribe), and for any reason, cease participation in the Plan and withdraw all or any portion of shares of Common Stock or cash in his Individual Account (except for any shares subject to the Holding Period described in Section 5.8 herein) and any cash credited to his account by the Company. The Employee may thereafter recommence participation in the Plan on the first Date of Grant following completion of re-enrollment pursuant to Section 5.4 herein. Upon the occurrence of a participating Employee's Terminating Event, any cash held in such Employee's Individual Account and any cash credited to his account by the Company shall be distributed to him or her as soon as practicable thereafter; upon request, any shares in his or her Individual Account shall also be distributed as soon as practicable, except that, the Plan Administrator may delay the distribution of all or any shares acquired pursuant to the exercise of an Option within one year of such termination until not later than the first anniversary of such termination.


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Any fractional shares in an Employee's Individual Account shall be converted to cash prior to distribution.

                                   SECTION 7.

                            ISSUANCE OF CERTIFICATES

     While maintained by the Custodian, all shares shall be held in the name of the Custodian or its nominee, or in street name. Share certificates shall be issued to an Employee who is to receive a distribution of shares pursuant to
Section 6.2 as soon as practicable following the event giving rise to such distribution. Such certificates may be registered only in the name of the Employee. Notwithstanding the foregoing, except for any shares subject to the Holding Period described in Section 5.8 herein, share certificates shall be issued to an Employee upon such Employee's request to the Plan Administrator or its designee as soon as practicable following such request.

                                   SECTION 8.

                            MISCELLANEOUS PROVISIONS

     8.1. WITHHOLDING. The Employer or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of any taxes which the Employer is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with Payroll Contributions and, to the extent determined by the Plan Administrator, any allocable purchase expenses under the Plan, including, but not limited to, the withholding of appropriate sums from any amounts otherwise payable to the participating Employee. Each participating Employee, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.

     8.2. RIGHTS NOT TRANSFERABLE. Neither funds credited to an Individual Account nor rights to Options under the Plan may be assigned, transferred, pledged or otherwise disposed of by the participating Employee other than by will and the laws of descent and distribution, and any attempt to do so shall be void and of no effect. Options may be exercised during a participating Employee's lifetime only by the participating Employee.

     8.3. ADJUSTMENTS IN CAPITALIZATION; MERGERS. In the event of any stock dividend or stock split, recapitalization (including, without limitation, the payment of an extraordinary


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dividend), merger, consolidation, combination, spin off distribution of assets to shareholders (other than ordinary cash dividends) exchange of shares, or other similar corporate change, (i) shares credited to each Employee's Individual Account shall be adjusted in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Board or a committee thereof shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available under Section 5.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Board or a committee thereof, in its discretion, and the determination of the Board or a committee thereof shall be conclusive. Except as otherwise determined by the Board, in the event of a merger or a similar reorganization with respect to which the Company is not the surviving entity, a liquidation or distribution of the Company, or a sale of all or substantially all of the assets of the Company, the Plan shall terminate and all shares of Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to
Section 6.2 as soon as practicable unless any surviving entity agrees to assume the obligations hereunder.

     8.4. AMENDMENT OF THE PLAN. The Board or its delegate may at any time, or from time to time, amend the Plan in any respect; PROVIDED THAT approval by the shareholders of the Company shall be required to amend the Plan to (i) change the number of shares of Common Stock reserved for Options under Section 5.1 of the Plan, or (ii) alter the requirements for eligibility to participate in the Plan under Section 4. The Plan shall terminate at any time at the discretion of the Board or its delegate. Upon termination of the Plan, all shares of Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 6.2 as soon as practicable.

     8.5. REQUIREMENTS OF LAW. The Company's obligation to deliver Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agency or national securities exchanges as may be required.

     8.6. CUSTODIAL ARRANGEMENT. All cash and Common Stock allocated to an Employee's Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and its officers or the Board or the Plan


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Administrator or, except as may otherwise be agreed to in writing by the
Custodian, the Custodian, on the one hand, and any Employee, the Company or any other person or entity, on the other hand.

     8.7. NO RIGHT TO CONTINUOUS EMPLOYMENT. The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by The Company or any Subsidiary Corporation, nor shall they restrict or interfere in any way with the right of The Company or any Subsidiary Corporation by which an Employee is employed to terminate his employment at any time.

     8.8 INDEMNIFICATION. Each person who is or shall have been a member of the Board or the Plan Administrator shall be indemnified and held harmless by the Company and each Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in all such actions, suits, or proceedings against him, provided he shall give the Company the opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

     8.9. NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right, authority or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) except as provided in Section 8.4, to limit the right or power of the Company or any of its subsidiaries or affiliates to take any action which such entity deems to be necessary or appropriate.

     8.10 BINDING EFFECT. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without


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limitation, such Employee's estate and executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     8.11. GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereunder


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